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                                                                  EXHIBIT 21

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                            LIST OF SUBSIDIARIES OF
                            -----------------------
                      BALLY ENTERTAINMENT CORPORATION (a)
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NAME OF CORPORATION                                                                  PLACE OF INCORPORATION
-------------------                                                                  ----------------------
Bally Services Corporation                                                              Delaware
         Bally's Health & Tennis Corporation (b)                                        Delaware
                 Health & Tennis Corporation of America (b)                             Delaware
                          Scandinavian Health Spa, Inc. (b)                             Ohio
                          Houston Health Clubs, Inc. (b)                                Texas
                          Jack LaLanne Holding Corp. (b)                                New York
                          Vic Tanny International, Inc. (b)                             Michigan
                          Chicago Health Clubs, Inc. (b)                                Illinois
                          U.S. Health, Inc. (b)                                         Delaware
                          Bally's PacWest, Inc. (b)                                     Washington
                          So. Cal Nautilus Fitness Centers, Inc. (b)                    California
Bally's Casino, Inc.                                                                    Delaware
Bally's Intermediate Sub, Inc.                                                          Delaware
         Bally's Intermediate Sub No. I, Inc. (b)                                       Delaware
         Bally's Intermediate Sub No. 2, Inc. (b)                                       Delaware
         Bally's Intermediate Sub No. 3, Inc. (b)                                       Delaware
         Bally's Intermediate Sub No. 4, Inc. (b)                                       Delaware
         Bally's Intermediate Sub No. 5, Inc. (b)                                       Delaware
         Bally's Intermediate Sub No. 6, Inc. (b)                                       Delaware
                 Bally's Sub, Inc. (b)                                                  Delaware
                          Bally's Casino Holdings, Inc. (b)                             Delaware
                                  Bally's Park Place, Inc. (b)                          Delaware
                                           Bally's Park Place, Inc. (b)                 New Jersey
                                                   Bally Warwick, Inc. (b)              New Jersey
                                           Bally's Park Place Funding, Inc. (b)         Delaware
                                  Bally's Grand Management Co., Inc. (b)                Nevada
                                  Bally's Intermediate Casino Holdings, Inc. (b)        Delaware
                                           Bally's Tunica, Inc. (b)                     Mississippi
                                           Bally's Louisiana, Inc. (b)                  Louisiana
                                                   Belle of Orleans, L.L.C. (b) (c)     Louisiana
                                  Bally's CHLV, Inc. (b)                                Delaware
                                           Bally's Grand, Inc. (b) (d)                  Delaware
                                                   Grand Resorts, Inc. (b)              Nevada
                                                   Bally's Grand Property Sub I, Inc.   Nevada
BGR, Inc.                                                                               Nevada
GNAC, CORP.                                                                             New Jersey
         GNOC, CORP. (b)                                                                New Jersey
         GNF, CORP.  (b)                                                                New Jersey



(a)      A number of subsidiaries, principally name holding corporations, have been omitted from the list of subsidiaries.  The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b)      Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled.

(c)      Limited liability company 49.9% owned by Bally's Louisiana, Inc.

(d)      Approximately 65% of outstanding stock owned by Bally's CHLV, Inc., BGR, Inc. and Bally's Casino, Inc.

NOTE:    With the exception of (c) and (d),  percentage of ownership is 100%.
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